Exhibit 10.10

ADVANCED DRAINAGE SYSTEMS, INC.

2008 RESTRICTED STOCK PLAN

This is the 2008 Restricted Stock Plan (the “Plan”) of Advanced Drainage Systems, Inc. (the “Company”), effective as of September 16, 2008 and amended effective as of May 3, 2011, July 8, 2011 and February 8, 2013.

§1. Purposes of the Plan. The purposes of the Plan are (a) to afford an incentive to key employees of the Company and its subsidiaries, (b) to encourage stock ownership by key employees so that such key employees may acquire or increase their proprietary interest in the success of the Company and its subsidiaries, and (c) to encourage key employees to remain in the employ of the Company and its subsidiaries. To further these objectives, the Board may grant restricted stock awards to directors and employees of the Company and its subsidiaries, on the terms and subject to the conditions set forth in this Plan.

§2. Definitions.

(a) “Administrative Policies” means the administrative policies and procedures adopted and amended from time to time by the Board to administer the Plan.

(b) “Award” means any form of restricted stock award granted under the Plan to a Participant by the Board pursuant to such terms, conditions, restrictions and limitations, if any, as the Board may establish by the Restricted Stock Agreement or otherwise.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of a transaction or series of transactions following which less than a majority of the voting power of the Company or a Successor Entity is held by the Persons who hold the same with respect to the Company immediately prior to such transaction or series of transactions.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Common Stock” means shares of the Common Stock, $.01 par value, of the Company.

(g) “Company” has the meaning set forth in the preface above.

(h) “Participant” means any individual to whom an Award has been granted by the Board under this Plan.

(i) “Person” means any individual, legal entity, partnership, estate, trust, association, organization or governmental body.

(j) “Plan” has the meaning set forth in the preface above.

(k) “Restricted Stock Agreement” means a written agreement with respect to an Award between the Company and a Participant establishing the terms, conditions, restrictions and limitations, if any, applicable to an Award. To the extent a Restricted Stock Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

(l) “Stockholders Agreement” means that certain Stockholders Agreement dated June 29, 1988 between certain stockholders of the Company, as amended from time to time.

(m) “Successor Entity” means any successor entity to the Company in a merger of the Company, in a sale of all or substantially all of the assets of the Company or in any other such transaction involving the Company.

§3. Administration. This Plan shall be administered under the supervision of the Board. Subject to the express provisions of this Plan, the Board shall have conclusive authority to construe and interpret this Plan and any Restricted Stock Agreement entered into hereunder and to establish, amend and rescind Administrative Policies for the administration of this Plan.

§4. Eligibility. Any director or employee of the Company or any subsidiary is eligible to become a Participant in the Plan.

§5. Shares Available. The aggregate number of shares of Common Stock as to which restricted stock awards may be made shall be 215,000; provided, however, that whatever number of shares remaining reserved for issuance pursuant to the Plan at the time of any stock split, stock dividend or other change in the Company’s capitalization shall be appropriately and proportionately adjusted to reflect such stock dividend, stock split or other change in capitalization. Such shares shall be made available solely from treasury shares of the Company. Any shares for which an Award is granted hereunder that are released from such Award for any reason shall become available for other awards to be granted under this Plan.

§6. Term. The Plan shall become effective as of the date first set forth above, and Awards may be made at any time on or subsequent to such date but not after September 15, 2018.

§7. Participation. The Board shall select, from time to time, Participants from those directors and employees who, in the opinion of the Board, can further the Plan’s purposes, and the Board shall determine the terms of the Awards to be made to the Participants. The terms, conditions, restrictions and limitations, if any, of each Award shall be set forth in a Restricted Stock Agreement. No Awards may be made in the State of California, unless the Plan has been approved by the holders of a majority of the outstanding shares of stock of the Company entitled to vote within 12 months after the first issuance in the State of California of any securities under the Plan. Notwithstanding the foregoing sentence, Awards may be made in the State of California prior to the receipt of such approval but, in any such case, shall be subject to the receipt of such approval.

§8. Awards.

(a) Grants. Awards may be granted in the form of Awards. Awards shall be awarded in such numbers and at such times as the Board shall determine.

(b) Award Restrictions. Awards shall be subject to such terms, conditions, restrictions and limitations, if any, as the Board deems appropriate, including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment or individual performance, or the financial performance of the Company. The Board may modify, or accelerate the termination of, the restrictions applicable to an Award under such circumstances as it deems appropriate.

(c) Rights as Shareholders. During the period in which any shares of Common Stock are subject to the restrictions imposed under §8(b) hereof, the Board may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, by way of illustration but not by way of limitation, the right to vote such shares and to receive dividends.

(d) Evidence of Award. Any Award granted under the Plan may be evidenced in such manner as the Board deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

(e) Establishment of Targets in Connection with Contingent Awards. The Board is authorized, in its discretion, (i) to grant Awards to any Participant (or class of Participants) calculated as a percentage of such Participant’s base pay and (ii) to determine the amount of such Award based on achievement of a target (which may be a target based on the performance of the Company, a subsidiary, or an individual Participant, or any combination thereof, with the size of the Award varying depending upon the extent to which the target was achieved or exceeded).

§9. Dividends and Dividend Equivalents. The Board may choose, at the time of the grant of an Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and limitations, if any, as the Board may establish. Dividends and dividend equivalents shall be paid in such form and manner, and at such time, as the Board shall determine. All dividends or dividend equivalents that are not paid currently may, at the Board’s discretion, accrue interest or be reinvested into additional shares of Common Stock.

§10. Termination of Employment Or Status as Director. The Board shall set forth in a Participant’s Restricted Stock Agreement the entitlement of Participants who cease to be employed by (or who cease to be a director of) either the Company or a subsidiary whether because of death, disability, resignation, termination, retirement pursuant to an established retirement plan or policy of the Company or of its applicable subsidiary, or otherwise, and shall adopt such Administrative Policies as are necessary to implement such provisions.

§11. Shares Subject to Stockholders Agreement. All shares of Common Stock awarded hereunder shall be subject to the terms and provisions of the Stockholders Agreement, and all Participants shall be required to become signatories thereto prior to the receipt of any shares hereunder.

§12. Execution of Executive Responsibility Agreement. The grant of all shares of Common Stock awarded hereunder shall be contingent upon the execution by the Grantee of an Executive Responsibility Agreement, or such other non-competition, non-solicitation and/or non-disclosure agreement as the Company may require, with the Company in form satisfactory to the chief executive officer of the Company, if such an Executive Responsibility Agreement or such other agreement has not already been executed.

§13. Assignment and Transfer. The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred, except, in the event of the death of a Participant, by will or the laws of descent and distribution, and except as may be explicitly set forth in such Participant’s Restricted Stock Agreement.

§14. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the shares issuable pursuant to the then outstanding Awards shall be appropriately adjusted by the Board, whose determination shall be final.

§15. Withholding Taxes. The Company or the applicable subsidiary shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such taxes prior to, and as a condition of, the making of such payment. In accordance with any applicable Administrative Policies it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company shares of Common Stock having a fair market value, as determined by the Board, equal to the amount of such required withholding taxes.

§16. Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Awards prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, and (b) the completion of any registration or other qualification of said shares under any state or federal law, or ruling of any governmental body, that the Company shall, in its sole discretion, determine to be necessary or advisable.

§17. No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant any right to remain in the employ (or a director) of the Company or any subsidiary. The Company or, in the case of employment with a subsidiary, the subsidiary, reserves the right to terminate the employment of any Participant at any time, and the shareholders of the Company and each subsidiary retain the right to terminate the directorship of any Participant. The adoption of this Plan shall not be deemed to give any employee, director, or any other individual any right to be selected as a Participant, to be granted any Awards hereunder or, if granted an Award in any year, to receive Awards in any subsequent year.

§18. Amendment. The Company, by action of its Board, reserves the right to amend, modify or terminate at any time this Plan, or, by action of the Board with the consent of the Participant, to amend, modify or terminate any outstanding Award.

§19. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except its law with respect to choice of law and except as preempted by applicable Federal law.

§20. No Right, Title, or Interest In Company Assets. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name, except to the extent such rights are granted to the Participant under §8(c) hereof.

§21. Payment by Subsidiaries. Settlement of Awards to employees or directors of subsidiaries shall be made by and at the expense of such subsidiary. Except as prohibited by law, the Company shall sell or otherwise transfer to the subsidiary, and the subsidiary shall purchase (if necessary), the number of shares necessary to settle any Award.

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